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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38958, 333-50159, 333-47601, 333-14895, and
333-70510) of Whitehall Jewellers, Inc. of our report dated March 11, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Chicago, Illinois
April 29, 2002